                                 Exhibit 23.1

                        CONSENT OF ARTHUR ANDERSEN LLP

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Covalent Group, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to S-3 Registration Statement of our report dated March 6, 1998 included in Covalent Group, Inc.'s Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm included in this Amendment No. 1 to S-3 Registration Statement.


                                      ARTHUR ANDERSEN LLP

                                      /s/ Arthur Andersen LLP



Philadelphia, Pa.,
July 14, 1998